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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants



          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-40923) of ARIS Corporation of our report dated January 28, 1998 appearing on page 28 of the 1997 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 44 of this Form 10-K.



Price Waterhouse LLP
Seattle, Washington
March 27, 1998